Exhibit 1

AMENDMENT NO. 1
TO
RIGHTS AGREEMENT

     This Amendment No. 1 to Rights Agreement (this “Amendment”), dated as of May 26, 2004, by and between Dean Foods Company, a Delaware corporation formerly known as Suiza Foods Corporation (“Dean Foods”), and The Bank of New York, a New York Trust Company (“BONY”), amends the Rights Agreement dated as of March 6, 1998 by and between Suiza Foods Corporation and Harris Trust and Savings Bank, as Rights Agent (the “Predecessor Agent”) (the Rights Agreement and all exhibits thereto hereinafter referred to, collectively, as the “Rights Agreement”). Capitalized terms not defined herein shall have the meanings given to them in the Rights Agreement.

     WHEREAS, Dean Foods wishes to amend the Rights Agreement to (a) reflect the appointment of BONY as successor Rights Agent, (b) reflect that Suiza Foods Corporation has changed its name to “Dean Foods Company,” (c) remove the provisions requiring the approval of “Continuing Directors” for certain actions under the Rights Agreement to be duly authorized, (d) require that any redemption of the outstanding Rights occur prior to the earlier of the Stock Acquisition Date (instead of the Distribution Date) and the Final Expiration Date and (e) change the Purchase Price to $145 per share;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in the Rights Agreement and this Amendment, the parties hereto agree as follows:

1.	Amendments to Reflect Successor Rights Agent.

(a)	The Rights Agreement is hereby amended such that all references to “Harris Trust and Savings Bank” are deleted and replaced in their entirety with references to “The Bank of New York.”

(b)	Section 26 of the Rights Agreement is hereby amended such that notices to the Rights Agent will be sent to the following address:

“The Bank of New York
101 Barclay Street, 11E
New York, New York 10286
Attention: Stock Transfer Administration”

2.	Amendments to Reflect Name and Address Change of Dean Foods.

(a)	The Rights Agreement is hereby amended such that all references to “Suiza Foods Corporation” are deleted and replaced in their entirety with references to “Dean Foods Company.”

(b)	Section 26 of the Rights Agreement is hereby amended such that notices to Dean Foods will be sent to the following address:

“Dean Foods Company
2515 McKinney Avenue, Suite 1200
Dallas, Texas 75201
Attention: General Counsel”

3.	Amendments to Remove “Continuing Directors” Requirement.

(a)	The Rights Agreement is hereby amended such that subsection (h) of Section 1 is deleted in its entirety and replaced with:

"(h) [Reserved]”

(b)	The Rights Agreement is hereby amended such that subsection (o) of Section 1 is deleted in its entirety and replaced with:

     ”(o) “Requisite Majority” means, at any time, the affirmative vote of a majority of the members of the Board of Directors of the Company then in office.”

(c)	Section 29 of the Rights Agreement is hereby amended such that each instance of the phrase “(with, where specifically provided for in this Agreement, the concurrence of the Continuing Directors)” is deleted in its entirety.

(d)	Clause (y) of Section 29 of the Rights Agreement is hereby amended such that the phrase “or the Continuing Directors” is deleted in its entirety.

4.	Amendment to Change Deadline for Redemption of Rights. Clause (i) of Section 23(a) of the Rights Agreement is hereby amended such that the phrase “the Distribution Date” is deleted in its entirety and replaced with the phrase “the Stock Acquisition Date.”

5.	Amendment to Change the Purchase Price. The Rights Agreement is hereby amended such that from and after the date of this Amendment, the Purchase Price will be $145, subject to adjustment from time to time after the date of this Amendment as provided in Section 11 and Section 13(a) of the Rights Agreement.

6.	Amendment to Restate Exhibit A to the Rights Agreement. The Rights Agreement is hereby amended such that Exhibit A to Rights Agreement is deleted in its entirety and replaced with the Form of Rights Certificate attached to this Amendment as Exhibit A.

7.	Amendment to Restate Exhibit B to the Rights Agreement. The Rights Agreement is hereby amended such that Exhibit B to Rights Agreement is deleted in its entirety and replaced with the Summary of Rights to Purchase Shares of Dean Foods Company Common Stock attached to this Amendment as Exhibit B.

8.	Effect on Agreement. Upon execution of this Amendment, each reference in the Rights Agreement to “the Agreement,” “hereunder,” “hereof,” “herein” or words of similar import, and each similar reference in any document related thereto, or executed in connection therewith, shall mean and be a reference to the Rights Agreement as amended by this Amendment, and the Rights Agreement and this Amendment shall be read together and construed as one single instrument. This Amendment is intended to amend the Rights Agreement. Except as specifically set forth herein, all other terms and conditions of the Rights Agreement shall remain in full force and effect without modification.

9.	Counterparts. This Amendment may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     Executed as of the date first written above.

DEAN FOODS COMPANY:

/s/ Lisa N. Tyson

Lisa N. Tyson
Senior Vice President and Deputy General Counsel

THE BANK OF NEW YORK:

/s/ Steven Myers

Steven Myers
Vice President

EXHIBIT A
to
Amendment No. 1 to Rights Agreement

Exhibit A
to Rights Agreement

Certificate No. R-

[Form of Rights Certificate]

________ Rights

     NOT EXERCISABLE AFTER MARCH 18, 2008 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

Rights Certificate

DEAN FOODS COMPANY

     This certifies that____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement, dated as of March 6, 1998 (as amended on May 26, 2004, and from time to time thereafter, the “Rights Agreement”), between Suiza Foods Corporation (now known as Dean Foods Company), a Delaware corporation (the “Company”), and Bank of New York, as successor Rights Agent to Harris Trust and Savings Bank (the “Rights Agent”), to purchase from the Company at any time prior to 5:00 p.m. (Dallas, Texas time) on March 18, 2008 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one fully paid, nonassessable share of Common Stock (the “Common Stock”) of the Company, at a purchase price of $145 per share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of May 26, 2004 based on the Common Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Common Stock or other securities, that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

     This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are incorporated herein by reference and made a part of this certificate and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the certain circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent. All capitalized terms not otherwise defined have the meaning set forth in the Rights Agreement.

     Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person, (ii) a transferee of any such Acquiring Person, Associate, or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights will become null and void and no holder of this certificate will have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered have entitled such holder to purchase. If this Rights Certificate is exercised in part, the holder will be entitled to receive upon surrender of this certificate another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right. In addition, in certain circumstances the Rights may be exchanged, in whole or in part, for shares of the Common Stock. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights that are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

     No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate will be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor will anything contained in the Rights Agreement or herein be construed to confer upon the holder of this certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate have been exercised as provided in the Rights Agreement.

     This Rights Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of
ATTEST:	DEAN FOODS COMPANY

By:

Title:

Countersigned:

By

Authorized Signature

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

     (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

     FOR VALUE RECEIVED hereby sells, assigns, and transfer unto

     (Please print name and address of transferee)

     This Rights Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _____________________ attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution. The undersigned acknowledges that this Assignment is voidable by the Company if it contains any material misstatement of fact by the transferor.

Dated:
Signature

Signature Guaranteed:

Certificate

     The undersigned hereby certifies by checking the appropriate boxes that:

(1)       this Rights Certificate [  ] is [  ] is not being sold, assigned, or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2)       after due inquiry and to the best knowledge of the undersigned, it [  ] did [   ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:
Signature

Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

FORM OF ELECTION TO PURCHASE

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

To:     DEAN FOODS COMPANY:

     The undersigned hereby irrevocably elects to exercise _______________________ Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

     Please insert social security or other identifying number: __________________________________________________

     Please print name and address: ______________________________________________________________________________

     If such number of Rights are not all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights will be registered in the name of and delivered to:

     Please insert social security or other identifying number:__________________________________________________

     Please print name and address: ______________________________________________________________________________

     The undersigned acknowledges that this Election to Purchase is voidable by the Company if it contains any material misstatement of fact by the undersigned.

Dated:	Signature

Signature Guaranteed:

     Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate [   ] are [   ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Adverse Person or an Affiliate or Associate of any such Acquiring Person or an Adverse Person (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [  ] did [  ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or Adverse Person or an Affiliate or Associate of an Acquiring Person or an Adverse Person.

Dated:
Signature

Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

EXHIBIT B
to
Amendment No. 1 to Rights Agreement

Exhibit B
to Rights Agreement

SUMMARY OF RIGHTS TO PURCHASE
SHARES OF DEAN FOODS COMPANY COMMON STOCK

     On February 27, 1998, the Board of Directors of Suiza Foods Corporation, now known as Dean Foods Company (the “Company”), declared a dividend of one common share purchase right (a “Right”) for each outstanding share of common stock, $.01 par value per share (the “Common Shares”), of the Company. The dividend was made to the shareholders of record at the close of business on March 18, 1998 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one Common Share, at a price of $145 (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of March 6, 1998, between the Company and Bank of New York, as successor Rights Agent to Harris Trust and Savings Bank (the “Rights Agent”), as amended by Amendment No. 1 to Rights Agreement, dated as of May 26, 2004 between the Company and the Rights Agent (as so amended, the “Rights Agreement”).

     Until the earlier to occur of (i) ten Business Days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (an “Acquiring Person”) or (ii) ten Business Days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Shares (the earlier of such dates being the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached to the certificate. A majority of the members of the Board of Directors of the Company then in office may in their discretion vote to extend the Distribution Date.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding even without such notation or a copy of this Summary of Rights being attached to such Certificate, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the “Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

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     The Rights are not exercisable until the Distribution Date. The Rights will expire on March 18, 2008 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

     The Purchase Price payable and the number of Common Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets or of subscription rights or warrants (other than those referred to above).

     In the event that any person or entity becomes an Acquiring Person (the beneficial owner of 15% or more of the Common Shares), provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will then be void), will have the right to purchase from the Company upon exercise that number of Common Shares having a market value of two times the applicable exercise price of the Right ($145).

     The Rights Agreement excludes from the definition of Acquiring Persons who certify to the Company that they inadvertently acquired in excess of 14.9% of the outstanding Common Shares and thereafter divest such excess Common Shares or who acquire 15% or more of the Common Shares in a Permitted Transaction. A “Permitted Transaction” is a stock acquisition or tender or exchange offer pursuant to a definitive agreement which would result in a person beneficially owning 15% or more of the Common Shares and which has been approved by the Board of Directors prior to the execution of the agreement or the public announcement of the offer.

     In the event that the Company is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right will have the right to purchase from the acquiring company, upon the exercise of the Right at the then applicable exercise price, that number of shares of common stock of the acquiring company that at the time of such transaction will have a market value of two times the applicable exercise price of the Right ($145).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued and, in lieu of such fractional shares, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

     After a person becomes an Acquiring Person, the Company’s Board of Directors may exchange the Rights, other than those Rights owned by the Acquiring Person, in whole or in part, at an exchange ratio of one share of Common Stock per Right, subject to adjustment. However, the Board of Directors cannot conduct an exchange at any time after any Person, together with its

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Affiliates and Associates, becomes the Beneficial Owner of 50% or more of the outstanding Common Stock.

     At any time prior to a Stock Acquisition Date, a Requisite Majority may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”). In addition, the Board of Directors may extend or reduce the period during which the Rights are redeemable, so long as the Rights are redeemable at the time of such extension or reduction. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to extend the Final Expiration Date, except that from and after the date any Person becomes an Acquiring Person, no such amendment may adversely affect the economic interests of the holders of the Rights.

     Until a Right is exercised, the holder of the Right, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote, or to receive dividends.

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